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                                    (21)

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                                                                  Exhibit 21
                                                                      to
                                                              Form 10-K for 1996


                          Subsidiaries of the Registrant
                              (as of March 27, 1997)


                                                                      State of
Subsidiary                                                         Incorporation
----------                                                         -------------

Cincinnati Bell Telephone Company                                       Ohio

     Cincinnati Bell Telecommunications Systems Inc.                    Ohio

Cincinnati Bell Information Systems Inc.                                Ohio

Cincinnati Bell Long Distance Inc.                                      Ohio

Cincinnati Bell Supply Company                                          Ohio

MATRIXX Marketing Inc.                                                  Ohio

Cincinnati Bell Directory Inc.                                          Ohio

Cincinnati Bell Cellular Systems Company                                Ohio

Cincinnati Bell Finance Inc.                                          Delaware